UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 5, 2018 (December 21, 2017)

True Nature Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)
(844) 383-8689
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2018, the Company executed a non-binding letter of intent for the purchase all of the outstanding shareholder interests of Local Pet RX, Inc., (Local Pet RX), based in Jacksonville, Florida, and its affiliates and predecessors. Local Pet RX is a provider of software and services aimed at allowing local pharmacy operators to effective enter the veterinary marketplaces. In conjunction with the letter of intent, the Company has also made an offer to employ its founder, Mr. Jay Morton, as the Company's President and Interim CEO, where his focus will be healthcare technology development and acquisitions. Mr. Morton, age 51, founded Local Pet RX in 2014, where he and four (4) other shareholders have developed a “telemedicine” like application for use by pharmacies and veterinary clinics, aimed at processing orders from the veterinary clinics online, while allowing the end user pet owners to interface with both the veterinary clinic and the filling pharmacy business.

The letter of intent for the acquisition of the Local Pet RX business as currently configured is an all stock exchange of the ownership interests of Local Pet RX from its five (5) shareholders, and assumption of all normal business assets and liabilities. In its current form the Company would issue five hundred thousand (500,000) restricted shares of common stock in exchange for all of the outstanding shares of Local Pet RX.  It would become a wholly owned subsidiary of the Company. All revenue streams existing in Local Pet RX would be retained in the subsidiary to fund its operations and obligations. While a majority of its shareholders have indicated their interest in proceeding with the transaction, they do not currently have 100% consent and due diligence continues on the part of both parties. Mr. Morton's employment is not contingent on closing this acquisition.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As of  April 1, 2018  the Company Appointed Mr. Jay Morton to the positions of President and Interim Chief Executive Officer (CEO), effective April 1, 2017. It also has executed a non-binding Letter of Intent (LOI) to acquire 100% of the ownership interest of his previous employer, Local Pet, Inc. (Local Pet RX), its affiliates and predecessors. Local Pet RX is a provider of software and services aimed at allowing local pharmacy operators to effective enter the veterinary marketplaces.

Mr. Morton, age 51, was the founder of Local Pet RX in 2014, where he and four (4) other shareholders have developed a “telemedicine” like application for use by pharmacies and veterinary clinics, aimed at processing orders from the veterinary clinics online, while allowing the end user pet owners to interface with both the veterinary clinic and the filling pharmacy business. From 2012 until 2014 he was a Business Segment Manager for McKesson, a leading provider of pharmacy materials to the retail pharmacy and compounding marketplaces, with emphasis on healthcare IT applications. From 2009 until 2012 Mr. Morton operated ScanMD, a healthcare IT provider in Jacksonville, Florida serving several major hospital operators. In 2002, until 2009, he was Vice President of Endoscopy Sales and Serves for Dessert Medical Services, Inc., an affiliate of Fuji Films. From 1997 until 2002 he held the position of National Sales Manager for Urocor, Inc., a services organization focused on urology practices. From 1992 until 1995 he was a Sales Specialist for M-Pact, Inc., a provider of orthopedic products and services. From 1990 until 1992 he was employed by Physician Sales and Services, Inc., as a Territory Manager for their products and services group. Mr. Morton was awarded a bachelors degree from Florida State University in 1990, and completed an MBA program at University of Phoenix in 2009.

Employment Agreement
Mr. Morton  and the company have entered into an employment agreement with the same terms as all other executives and previously disclosed in a Form 8k filing on March 3, 2017. He is a full time employee and  serves in this position at the will of the Board of Directors and, any cash compensation will be paid only upon sufficient funding to the company, as determined by the Board of Directors. He is a full-time employee and his compensation will consist of a) a base salary of $100,000 per year, and b) a potential performance bonus, subject to Board approval, of up to 100% of the base salary, $100,000. Effective immediately, he will receive a restricted stock grant of 500,000 shares of restricted common stock, subject to certain performance requirements. The charge to earnings for the issuance is based on the closing stock price  on April 1, 2018, his official start date. Based on  the closing price for the shares as of April 1, 2018 of $.10, the charge to earnings will be $50,000. The shares are subject to a reverse vesting that requires him to stay with the company for three (3) years, and achieve certain management objectives to fully earn all the shares.  If he fails to remain for the duration, or fails to achieve the management objectives and milestones, a certain number of the shares will be cancelled. Mr. Morton will also participate in any other executive benefits programs that are made available to other executives of equal statue in the public holding company.

Code of Business Conduct and Ethics
On June 5, 2017 the Board adopted a Code of Business Conduct and Ethics (the “Code”). The Code is applicable to the Company and its affiliates’ directors, officers and employees, as well agents and other parties acting on behalf, or for the benefit, of the Company and/or its affiliates, including Mr. Morton. The Code addresses such individuals’ conduct with respect to, among other things, conflicts of interests, compliance with applicable laws, rules and regulations, compliance with rules to promote full, fair, accurate, timely and understandable disclosure, use of the Company’s assets and corporate opportunities, confidentiality, fair dealing, and reporting and enforcement. This description of the Code is qualified in its entirety by reference to the Code of Business Conduct and Ethics, a copy of which is attached as Exhibit 14.1 to this Form 8-K and is incorporated herein by reference.

The Code of Business Conduct and Ethics adopted on June 5, 2017 is available in the near future on the Company’s website at www.truenaturepharma.com.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On December 21, 2017, the Company issued a press release.  . A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Senior Executive Employment Agreement

99.1	Press Release dated December 21, 2017 Updates on Strategy, Acquisitions and Blockchain / Crypto-currency Potential

SIGNATURE

True Nature Holding, Inc.

Date: April 5, 2018	By:	/s/ Louis DeLuca
Name: Louis DeLuca
Title: Chief Operating Officer